Exhibit 99.1

HMN FINANCIAL, INC. DECLARES PREFERRED STOCK DIVIDEND

AND ANNOUNCES REDEMPTION OF 6,000 SHARES OF PREFERRED STOCK

ROCHESTER, MINNESOTA, October 9, 2014 … HMN Financial, Inc. (HMN or the Company) (NASDAQ: HMNF) today announced that its Board of Directors has declared a dividend of $22.50 per share on the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Preferred Stock”). The Preferred Stock was originally issued by HMN to the U.S. Treasury through the Capital Purchase Program established under the Troubled Asset Relief Program. The amount of the dividend represents the accrued and unpaid dividends on the Preferred Stock at the 9% applicable dividend rate for the dividend period ending on November 14, 2014. The dividend is payable on November 17, 2014 to holders of record of the Preferred Stock on October 7, 2014.

HMN also announced that notice had been given to holders of record of the Preferred Stock on October 7, 2014 of the redemption, on a pro rata basis, of 6,000 shares of the 16,000 shares of Preferred Stock outstanding. The effective date of the redemption will be November 17, 2014. Giving effect to the Preferred Stock dividend to be paid on the same date, the redemption price per share will be $1,000.

The Preferred Stock dividend and redemption are being funded through internally available funds generated through a dividend from the Company’s wholly owned subsidiary, Home Federal Savings Bank (the Bank). HMN has requested and received all applicable approvals from regulatory authorities to pay the Preferred Stock dividend and effect the Preferred Stock redemption.

“I am pleased to report the redemption of $6.0 million of our outstanding preferred stock,” said Brad Krehbiel, President and CEO of HMN. “This redemption follows the $10.0 million redemption of outstanding preferred stock on May 15, 2014 by the Company and reflects the continued improvement in our financial condition. We look forward to enjoying the benefits of the reduced preferred stock dividend amounts in future quarters and will continue to evaluate the potential redemption of additional preferred stock in the future.”

General Information

HMN Financial, Inc. and its wholly owned subsidiary, Home Federal Savings Bank, are headquartered in Rochester, Minnesota. Home Federal Savings Bank operates eight full service offices in Minnesota located in Albert Lea, Austin, Eagan, La Crescent, Rochester (2), Spring Valley and Winona; one full service office in Marshalltown, Iowa; one loan origination office in Sartell, Minnesota; and two Private Banking offices in Rochester, Minnesota.

Safe Harbor Statement

This press release may contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are often identified by such forward-looking terminology as “expect,” “intend,” “look,” “believe,” “anticipate,” “estimate,” “project,” “seek,” “may,” “will,” “would,” “could,” “should,” “trend,” “target,” and “goal” or similar statements or variations of such terms and include, but are not limited to, those relating to increasing our core deposit relationships, improving credit quality, reducing non-performing assets, reducing expense and generating improved financial results; the adequacy and amount of available liquidity and capital resources to the Bank; the Company’s liquidity and capital requirements; our expectations for core capital and our strategies and potential strategies for improvement thereof; changes in the size of the Bank’s loan portfolio; the amount of the Bank’s non-performing assets and the appropriateness of the allowance therefor; future losses on non-performing assets; the amount and mix of interest-earning assets; the amount and mix of brokered and other deposits; the availability of alternate funding sources; the payment of dividends by HMN, including Preferred Stock dividends; the future outlook for the Company; the amount of deposits that will be withdrawn from checking and money market accounts and how the withdrawn deposits will be replaced; the projected changes in net interest income based on rate shocks; the range that interest rates may fluctuate over the next twelve months; the net market risk of interest rate shocks; the future outlook for the issuer trust preferred securities held by the Bank; the ability of the Bank to pay dividends to HMN and the redemption of any outstanding Preferred Stock; evaluation of any future redemption of any outstanding Preferred Stock and the factors upon which such matter is likely to depend; the ability to remain well capitalized under revised capital rules; the expected impact of new Basel III and the Dodd Frank Act capital standards on the Bank’s and the Company’s capital positions; and compliance by the Company and the Bank with regulatory standards generally (including the Bank’s status as “well-capitalized”) and other supervisory directives or requirements to which the Company or the Bank are or may become expressly subject, specifically, and possible responses of the Office of the Comptroller of the Currency (OCC), Federal Reserve Bank (FRB), the Bank, and the Company to any failure to comply with any such regulatory standard, directive or requirement.

A number of factors could cause actual results to differ materially from the Company’s assumptions and expectations. These include but are not limited to the adequacy and marketability of real estate and other collateral securing loans to borrowers; federal and state regulation and enforcement; possible legislative and regulatory changes, including changes to regulatory capital rules; the ability of the Bank to comply with other applicable regulatory capital requirements; enforcement activity of the OCC and FRB in the event of our non-compliance with any applicable regulatory standard or requirement; adverse economic, business and competitive developments such as shrinking interest margins, reduced collateral values, deposit outflows, changes in credit or other risks posed by the Company’s loan and investment portfolios, changes in costs associated with alternate funding sources, including changes in collateral advance rates and policies of the Federal Home Loan Bank, technological, computer-related or operational difficulties, results of litigation, and reduced demand for financial services and loan products; changes in accounting policies and guidelines, or monetary and fiscal policies of the federal government or tax laws; international economic developments; the Company’s access to and adverse changes in securities markets; the market for credit related assets; the future operating results, financial condition, cash flow requirements and capital spending priorities of the Company and the Bank; the availability of internal and, as required, external sources of funding; or other significant uncertainties. Additional factors that may cause actual results to differ from the Company’s assumptions and expectations include those set forth in the Company’s most recent filings on Forms 10-K and 10-Q with the Securities and Exchange Commission. All forward-looking statements are qualified by, and should be considered in conjunction with, such cautionary statements. For additional discussion of the risks and uncertainties applicable to the Company, see the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and Part II, Item 1A of its subsequently filed Quarterly Reports on Form 10-Q.

All statements in this press release, including forward-looking statements, speak only as of the date they are made, and we undertake no duty to update any of the forward-looking statements after the date of this press release.

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